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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213494

PROSPECTUS

13,108,032 Shares

Ordinary Shares

        This prospectus relates to the disposition from time to time of up to 13,108,032 shares of our ordinary shares by the Selling Securityholders named herein, which includes 6,554,016 shares of our ordinary shares issuable upon the exercise of warrants. We are not selling any ordinary shares under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Securityholders. We provide more information about the Selling Securityholders in the section entitled "Selling Securityholders" on page 3.

        The Selling Securityholders may sell the ordinary shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their ordinary shares in the section entitled "Plan of Distribution" on page 9 of this prospectus. We will not be paying any underwriting discounts or commissions with this offering.

        Our ordinary shares are traded on the NASDAQ Stock Market under the symbol "STDY." On September 1, 2016, the reported closing price of the ordinary shares was $3.51 per share.

        An investment in shares offered hereby involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading "Risk Factors" on page 2 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2016.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this process, the Selling Securityholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading "Incorporation by Reference" before deciding whether to invest in any of the ordinary shares being offered.

i

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus, before making an investment decision. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "SteadyMed," "the Company," "we," "us," "our" or similar references mean SteadyMed Ltd.

SteadyMed Ltd.

        SteadyMed Ltd. is a specialty pharmaceutical company focused on the development and commercialization of drug product candidates to treat orphan and high-value diseases with unmet parenteral delivery needs. Our primary focus is to obtain approval for the sale of Trevyent® for the treatment of pulmonary arterial hypertension. We are also developing two drug product candidates for the treatment of post-surgical and acute pain in the home setting. Our drug product candidates are enabled by our proprietary PatchPump®, which is a discreet, pre-filled, water-resistant and disposable parenteral drug administration technology. Our PatchPump technology is aseptically pre-filled with sterile liquid drug at the site of manufacture and pre-programmed to deliver an accurate, steady flow of drug to a patient, either subcutaneously or intravenously.

        SteadyMed Ltd. was founded in Israel in 2005. We have two subsidiaries. SteadyMed Therapeutics, Inc., a wholly-owned subsidiary of SteadyMed Ltd. was incorporated in Delaware in 2011 and SteadyMed U.S. Holdings Inc., a wholly-owned subsidiary of SteadyMed Therapeutics, Inc., was incorporated in Delaware in 2014. Our principal executive offices are located at 2603 Camino Ramon, Suite 350, San Ramon, CA 94583, and our telephone number is 925-272-4999. Our website address is http://www.steadymed.com. The information contained in, or that can be accessed through, our website is not part of this Form S-3. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See "Where You Can Find More Information" and "Incorporation by Reference."

The Offering

        This prospectus relates to the resale by the Selling Securityholders listed in this prospectus of up to 13,108,032 shares of our ordinary shares, 6,554,016 shares of which are issuable upon the exercise of warrants held by the Selling Securityholders. Our ordinary shares are currently listed on the NASDAQ Stock Market under the symbol "STDY." All of the shares, if sold, will be sold by the Selling Securityholders. Such Selling Securityholders may sell their ordinary shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the Selling Securityholders. In the case, however, of warrants issued to the Selling Securityholders on August 4, 2016, upon a cash exercise of the warrants by the Selling Securityholders, we will receive, for each ordinary share exercised, the exercise price of $3.5995. If the warrants are exercised in a cashless exercise, including upon any automatic cashless exercise pursuant to the terms of the warrants, we will not receive any proceeds from the exercise of the warrants.

RISK FACTORS

        An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should consider carefully the specific risk factors discussed in the sections entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements, including statements about our product candidates, market opportunities, competition, strategies, anticipated trends and challenges in our business and the markets in which we operate, and anticipated expenses and capital requirements. These statements appear in a number of places and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "future," "intend," or "certain" or the negative of these terms or other variations or comparable terminology, or by discussions of strategy.

        Our actual results may differ materially from the results expressed or implied by these forward-looking statements because of the risk factors and other factors disclosed in this prospectus and documents incorporated by reference. The risk factors may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. The forward-looking statements made or incorporated in this prospectus relate only to circumstances as of the date on which the statements are made. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of ordinary shares by the Selling Securityholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of the warrants to purchase our ordinary shares. Upon any exercise of the warrants for cash, the Selling Securityholders would pay us the exercise price of the warrants. The cash exercise price of the warrants is $3.5995 per ordinary share. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, including upon any automatic cashless exercise pursuant to the terms of the warrants, we would not receive any cash payment from the Selling Securityholders upon any exercise of the warrants.

 SELLING SECURITYHOLDERS

        On July 29, 2016, we entered into a subscription agreement with the Selling Securityholders, pursuant to which, on August 4, 2016, we issued and sold an aggregate of 6,554,016 ordinary shares and warrants with a five year term to purchase 6,554,016 ordinary shares, for an aggregate purchase price of approximately $21.3 million. Pursuant to the subscription agreement, we agreed to file the registration statement, of which this prospectus is a part, to cover the resale of the shares issued and issuable to the Selling Securityholders, and to keep such registration statement effective until the earlier of the date (i) on which all of the shares registered for resale have been sold under this registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (ii) on the date that all of the shares can be sold publicly without restriction or limitation under Rule 144 under the Securities Act or any other rule of similar effect.

        We are registering the resale of the shares issued, and the shares issuable upon exercise of the warrants issued, pursuant to the subscription agreement to permit each of the Selling Securityholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under "Plan of Distribution" in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the Selling Securityholders of up to the total number of ordinary shares issued to the Selling Securityholders pursuant to the subscription agreement on August 4, 2016. Throughout this prospectus, when we refer to the ordinary shares being registered on behalf of the Selling Securityholders, we are referring to the shares issued, and the shares issuable upon exercise of the warrants issued, to the Selling Securityholders pursuant to the subscription agreement, and when we refer to the Selling Securityholders in this prospectus, we are referring to the purchasers under the subscription agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

        The Selling Securityholders may sell some, all or none of their shares. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Securityholders.

        The following table sets forth the name of each Selling Securityholder, the number of ordinary shares owned by the Selling Securityholders as of August 15, 2016, the number of shares that may be offered under this prospectus, and the number of ordinary shares to be beneficially owned by the Selling Securityholders assuming all of the shares covered hereby are sold. Solely for purposes of the following table, we have assumed that the shares issued pursuant to the warrants are owned by the Selling Securityholders even though the warrants have not been exercised. The percentage of shares beneficially owned prior to and after the offering is based on 13,585,810 ordinary shares outstanding as of July 15, 2016.

        All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Securityholders. The information in the table below and the footnotes thereto regarding ordinary shares to be beneficially owned after the offering assumes the sale of all shares being offered by the Selling Securityholders under this prospectus. We believe that each of the Selling Securityholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as owned, except as otherwise indicated.

        The following table sets forth:

  •
  the name of each of the Selling Securityholders;

  •
  the number of ordinary shares owned by each such Selling Securityholder prior to this offering;

  •
  the number of ordinary shares being offered pursuant to this prospectus; and

  •
  the number of ordinary shares owned upon completion of this offering.

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering(1)		Percentage of Shares Beneficially Owned Prior to Offering(2)	Ordinary Shares Being Offered		Ordinary Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Entities affiliated with OrbiMed	6,144,392	(3)	19.95%	6,144,392	(4)	—	—
Entities affiliated with Federated Investors Inc.	4,806,810	(5)	19.50%	2,703,532	(6)	2,103,278	15.48%
Entities affiliated with Deerfield Management Company L.P.	2,165,996	(7)	9.99%	819,252	(8)	1,346,744	9.91%
Brown Bear Holdings LP	1,454,053	(9)	7.09%	742,750	(10)	711,303	5.24%
Brian J. Stark	5,515,820	(11)	24.90%	2,621,606	(12)	2,894,214	21.29%
SteadyMed Investors III LLC	2,801,797	(13)	14.35%	532,514	(14)	2,269,283	16.70%
Shrewsbury Capital Partners LLC	263,106	(15)	* %	102,406	(16)	160,700	* %
Robert Barnard	153,347	(17)	* %	102,406	(18)	50,941	* %
Dennis L. Berman	81,924	(19)	* %	81,924	(20)	—	—

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
Includes ordinary shares issuable upon exercise of warrants. For the purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. The number of shares offered hereby, for each Selling Securityholder, consists of ordinary shares held and the shares issuable upon exercise of the warrants issued pursuant to the subscription agreement. In this regard, the number of shares offered hereby includes all shares issuable upon the exercise of the warrants without regard to the limitations on exercise described in footnote (2) below. The shares issuable upon exercise of the warrants will become eligible for sale by the Selling Securityholders under this prospectus only as the warrants are exercised.

(2)
Under the terms of the warrants, the number of ordinary shares that may be acquired by a Selling Securityholder upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, such Selling Securityholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of 24.9% or 44.9% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with OrbiMed, the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 19.95% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with Federated Investors Inc., the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the

  Exchange Act, would not exceed 19.50% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with Deerfield Management Company L.P., the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 9.99% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with Brian J. Stark, the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 24.90% of the total number of securities then outstanding following such exercise. For purposes of each of the blockers described above, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. These warrant exercise limitations are reflected in the percentages of ordinary shares shown as beneficially owned by the Selling Securityholders. However, as set forth in footnote (1) above, the numbers of shares shown in the table above do not reflect these limitations.

(3)
OrbiMed Capital GP VI LLC is the sole general partner of OrbiMed Private Investments VI, L.P., pursuant to the terms of the limited partnership agreement of OrbiMed Private Investments VI, L.P. OrbiMed Advisors LLC is the sole managing member of OrbiMed Capital GP VI LLC, pursuant to the terms of the limited liability company agreement of OrbiMed Capital GP VI LLC. Samuel D. Isaly ("Isaly"), a natural person, is the managing member of and owner of a controlling interest in OrbiMed Advisors LLC. Pursuant to these agreements and relationships, OrbiMed Capital GP VI LLC, OrbiMed Advisors LLC, and Isaly may be deemed to have the power to vote and the power to dispose of shares directly held by OrbiMed Private Investments VI, L.P. OrbiMed Israel GP II, LP is the sole general partner of OrbiMed Israel Partners II, L.P. pursuant to the terms of the limited partnership agreement of OrbiMed Israel Partners II, L.P. OrbiMed Advisors Israel II Limited is the sole general partner of OrbiMed Israel GP II, LP pursuant to the terms of the limited partnership agreement of OrbiMed Israel GP II, LP. Pursuant to these agreements and relationships, OrbiMed Advisors Israel II Limited and OrbiMed Israel GP II, L.P. may be deemed to have the power to vote and the power to dispose of shares directly held by OrbiMed Israel Partners II, L.P. The address of the OrbiMed Advisors LLC is 601 Lexington Avenue, 54 Floor, New York, NY 10022.

(4)
Consists of 1,536,098 ordinary shares issuable upon the exercise of warrants held by OrbiMed Israel Partners II, L.P. and 1,536,098 ordinary shares owned by OrbiMed Israel Partners II, L.P. Consists of 1,536,098 ordinary shares issuable upon the exercise of warrants held by OrbiMed Private Investments VI, L.P. and 1,536,098 ordinary shares owned by OrbiMed Private Investments VI, L.P.

(5)
Consists of (i) 3,665,480 ordinary shares held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds, (ii) 1,054,117 ordinary shares held by Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds and (iii) 87,213 ordinary shares held by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series (collectively, the "Federated Kaufmann Funds"). The Federated Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment

  Management Corp (together, "Federated"). An investment team at Federated is responsible for the day-to-day management of the Federated Kaufmann Funds. This team is comprised of Hans P. Utsch, as the Senior Portfolio Manager, and Steven Abrahamson, Jonathan Art, Mark Bauknight, Tom M. Brakel, Stephen De Nichilo, John Ettinger, Barbara Miller and Vivian Wohl, each of whom is a Senior Investment Analyst and a Portfolio Manager or Senior Portfolio Manager. The foregoing individuals, in their capacity for Federated and the Federated Kaufmann Funds, share the power to vote or dispose of the shares held by the Federated Kaufmann Funds and, therefore, may be deemed to be the beneficial owners of such shares; however, each disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein, if any. None of the foregoing individuals has any personal interest in the ordinary shares held by the Federated Kaufmann Funds. The address of the Federated Kaufmann Funds and the foregoing individuals is 101 Park Avenue, Suite 4100, New York, New York 10178.

(6)
Consists of 1,173,832 ordinary shares issuable upon the exercise of warrants held by Federated Kauffman Fund and 1,173,832 ordinary shares owned by Federated Kauffman Fund. Consists of 149,400 ordinary shares issuable upon the exercise of warrants held by Federated Kauffman Small Cap Fund and 149,400 ordinary shares owned by Federated Kauffman Small Cap Fund. Consists of 28,534 ordinary shares issuable upon the exercise of warrants held by Federated Kauffman Fund II and 28,534 ordinary shares owned by Federated Kauffman Fund II.

(7)
Consists of (i) 1,312,166 ordinary shares held by Deerfield Special Situations Fund, L.P. and (ii) 853,830 ordinary shares held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (the "Deerfield Funds"). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(8)
Consists of 204,813 ordinary shares issuable upon the exercise of warrants held by the Deerfield Special Situations Fund, L.P. and 204,813 ordinary shares owned by the Deerfield Special Situations Fund, L.P. Consists of 204,813 ordinary shares issuable upon the exercise of warrants held by the Deerfield Private Design Fund III, L.P. and 204,813 ordinary shares owned by the Deerfield Private Design Fund III, L.P.

(9)
Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brown Bear Holdings LP is 735 N. Water Street, Suite 790, Milwaukee, WI 53202.

(10)
Consists of 371,375 ordinary shares issuable upon the exercise of warrants held by the Brown Bear Holdings LP and 371,375 ordinary shares owned by the Brown Bear Holdings LP.

(11)
Consists of (i) 253,309 ordinary shares jointly held by Brian Stark and Debra Altshul-Stark, (ii) 1,454,053 ordinary shares held by Brown Bear Holdings LP, (iii) 3,458,061 ordinary shares held by Brian Stark, (iv) 15,780 ordinary shares held by the Stark Family Trust, (v) 323,500 ordinary shares held by Debra Altshul-Stark and (vi) 11,117 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after July 15, 2016. Stark Raving

  Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brian Stark and the foregoing individuals and entities is 735 N. Water Street, Suite 790, Milwaukee, WI 53202.

(12)
Consists of 939,428 ordinary shares issuable upon the exercise of warrants held by the Brian Stark and 939,428 ordinary shares owned by the Brian Stark. Consists of 371,375 ordinary shares issuable upon the exercise of warrants held by the Brown Bear Holdings LP and 371,375 ordinary shares owned by the Brown Bear Holdings LP.

(13)
Consists of (i) 2,088,258 ordinary shares held by SteadyMed Investors, LLC, (ii) 181,025 ordinary shares held by SteadyMed Investors II, LLC, an affiliate of SteadyMed Investors, LLC and (iii) 532,514 ordinary shares held by SteadyMed Investors III LLC, an affiliate of SteadyMed Investors, LLC. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC, and may be deemed to have shared voting power and shared power to dispose of shares held by SteadyMed Investors, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC. The address of SteadyMed Investors, LLC, SteadyMed Investors II, LLC and SteadyMed Investors III LLC is 600 Central Avenue, Suite 390, Highland Park, IL 60035.

(14)
Consists of 266,257 ordinary shares issuable upon the exercise of warrants held by the SteadyMed Investors III LLC and 266,257 ordinary shares owned by the SteadyMed Investors III LLC.

(15)
Jonathan Gold is the managing member of Shrewsbury Capital Partners LLC and may be deemed to have sole power to vote and sole power to dispose of shares held by Shrewsbury Capital Partners LLC. The address of Shrewsbury Capital Partners LLC is P.O. 3322, New York, NY 10163.

(16)
Consists of 51,203 ordinary shares issuable upon the exercise of warrants held by the Shrewsbury Capital Partners LLC and 51,203 ordinary shares owned by the Shrewsbury Capital Partners LLC.

(17)
Consists of 61,394 ordinary shares issuable upon the exercise of warrants and 91,953 ordinary shares. The address of Robert Barnard is 4320 N. Lake Drive, Shorewood, WI 53211.

(18)
Consists of 51,203 ordinary shares issuable upon the exercise of warrants held by the Robert Barnard and 51,203 ordinary shares owned by the Robert Barnard.

(19)
The address of Dennis L. Berman is 5410 Edson Lane, #220, Rockville, MD 20852.

(20)
Consists of 40,962 ordinary shares issuable upon the exercise of warrants held by the Dennis L. Berman and 40,962 ordinary shares owned by the Dennis L. Berman.

Relationships with the Selling Securityholders

Affiliates of SteadyMed

        Set forth below is information with respect to the positions or offices the Selling Securityholders or their affiliates or associates have or have had with us during the past three years:

  •
  Keith Bank has served as a director of the Company since February 2009 and is the managing member of SteadyMed Investors III LLC.

  •
  Brian Stark has served as a director of the Company since February 2012 and is sole member of Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP.

        Except with respect to the foregoing and the transactions as described above, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

        The Company is registering the ordinary shares offered pursuant to the Registration Statement and related prospectus, or the Prospectus, on behalf of the Selling Securityholders. The Selling Securityholders, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer after the date of the Prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. The Company will pay other expenses relating to the preparation, updating and filing of the Registration Statement. The Company will not receive any of the proceeds from the sale of the shares by the Selling Securityholders. In the case, however, of warrants issued to the Selling Securityholders on August 4, 2016, upon a cash exercise of the warrants by the Selling Securityholders, the Company will receive the exercise price of $3.5995 per ordinary shares exercised. If the warrants are exercised in a cashless exercise, including upon any automatic cashless exercise pursuant to the terms of the warrants, the Company will not receive any proceeds from the exercise of the warrants.

        These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the Selling Securityholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under the Prospectus, provided that the Prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of Selling Securityholders under the Prospectus.

        The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales, to the extent permitted by law;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

        In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

        We agreed to keep this prospectus effective until the earlier of the date (i) on which all of the shares registered for resale have been sold under this registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (ii) on the date that all of the shares can be sold publicly without restriction or limitation under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including

Regulation M, which may limit the timing of purchases and sales of securities of the ordinary shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

VALIDITY OF SECURITIES

        The validity of the securities being offered hereby has been passed upon by Katzenell Dimant Frank, Israel.

EXPERTS

        The consolidated financial statements of SteadyMed Ltd. incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the ordinary shares offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at www.sec.gov. In addition, you can read and copy our SEC filings at the office of the Financial Industry Regulatory Authority at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC also will automatically update and supersede this information.

        We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering (other than current reports furnished pursuant to Form 8-K):

          1.     Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 29, 2016;

          2.     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 11, 2016, and for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016;

          3.     Our Current Report on Form 8-K filed with the SEC on August 1, 2016; and

          4.     The description of our ordinary shares in our registration statement on Form 8-A filed with the SEC on March 18, 2015, including any amendment or report filed for the purpose of updating such description.

        All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary).

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

SteadyMed Therapeutics, Inc.
2603 Camino Ramon, Suite 350,
San Ramon, California 94583
(925) 272-4999
Attn: Secretary